



# Hollywood 12 – Portland OR

**Funding Goal: $1,530,000**

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Brand new luxury multifamily project located in the heart of Portland's hip Hollywood District. Consisting of 12 spacious units, the project features contemporary architecture, large windows, balconies and city views. At a 5.16% cap rate, this property is attractively priced compared to similar newly constructed multifamily in Portland proper.

Only blocks away from Wholefoods and the historic Hollywood Theatre, this apartment building also boasts easy access to Portland's wonderful public transit system making it an ideal location for people looking to experience the best of what Portland has to offer.

Walk Score 94: "Walker's Paradise"

Bike Score 98: "Biker's Paradise"


SALLY BEAUTY SUPPLY
BANK OF AMERICA
ORCHARD HARDWARE
MCDONALDS
PONO FARMS KITCHEN
MAGNOLIA BAR
TRADER JOES
HOLLYWOOD THEATER
PORTLAND MAX
BLUEFIN SUSHI
SIZZLE PIE PIZZA
RITE AID
EXPERIENCE POINT
WELLS FARGO
24 HOUR FITNESS
STRAIGHT BLAST GYM
WHOLE FOODS
CHASE BANK
GROCERY OUTLET
PROVIDENCE HEALTH
SUPERCUTS
THE PROPERTY
KEY
RECREATION
GROCERY
FOOD & DRINK
SERVICES

- Building Bits Properties 1, LLC – Offering Circular

## Key Features

- Balconies
- Biker's Paradise
- Convenient to Bus Lines
- Large Units
- New Construction
- No Rent Control
- Walker's Paradise

## Video Tour

## Location


Map
Satellite
ALAMEDA
Rose City Cemetery
ROSEWAY
GRANT PARK
Rose City Golf Course
ROSE CITY PARK
Hollywood Theatre
HOLLYWOOD
Fred Meyer
SULLIVAN'S GULCH
Normandale Park
KERNS
LAURELHURST
Screen Door
Laurelhurst Theater
Laurelhurst Park
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## NOTICE TO INVESTORS

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

OUR OFFERING CIRCULAR CAN BE FOUND BY FOLLOWING THIS LINK:
https://www.sec.gov/Archives/edgar/data/1709981/000114420418027624/tv493263_partiiandiii.htm

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.